UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2020 (June 1, 2020)

Hexcel Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-8472 (Commission File Number)	94-1109521 (I.R.S. Employer Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut 06901-3238

(Address of principal executive offices) (Zip Code)

(203) 969-0666

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HXL	New York Stock Exchange
Preferred Share Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Stockholders of Hexcel Corporation (the “Company”) was held on June 1, 2020.

(b)	(i) The stockholders elected all of the Company’s nominees for director as follows:

Name of Director	Shares For	Shares Against	Abstain	Broker Non-Votes

Nick S. Stanage	58,542,539	9,101,048	566,826	6,227,613
Joel S. Beckman	58,519,853	9,623,004	67,556	6,227,613
Jeffrey C. Campbell	49,683,534	18,457,209	69,670	6,227,613
Cynthia M. Egnotovich	57,526,184	10,618,345	65,884	6,227,613
Thomas A. Gendron	61,598,672	6,528,990	82,751	6,227,613
Jeffrey A. Graves	44,081,938	24,062,355	66,120	6,227,613
Guy C. Hachey	63,486,180	4,683,153	41,080	6,227,613
Catherine A. Suever	63,637,947	4,536,996	35,470	6,227,613

(ii) The stockholders approved, on an advisory basis, the 2019 compensation of the Company’s named executive officers as follows:

For	Against	Abstain	Broker Non-Votes
63,046,423	4,807,755	356,235	6,227,613

(iii) The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2020 as follows:

For	Against	Abstain
73,582,163	781,288	74,575

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2020

Hexcel Corporation

By:	/s/ Gail E. Lehman
Name: Gail E. Lehman
Title: Executive Vice President, General Counsel and Secretary